As filed with the Securities and Exchange Commission on June 18, 2004.
Registration Statement No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

——————————
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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RC2 CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
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                    Delaware       36-4088307
                 (State or Other Jurisdiction of     (I.R.S. Employer
                Incorporation or Organization)    Identification Number)
1111 West 22nd Street
Suite 320
Oak Brook, Illinois 60523
(630) 573-7200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

CURTIS W. STOELTING
Chief Executive Officer
RC2 Corporation
1111 West 22nd Street
Suite 320
Oak Brook, Illinois 60523
Telephone (630) 573-7200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

James M. Bedore, Esq. Reinhart Boerner Van Deuren s.c. 1000 North Water Street, Suite 2100 Milwaukee, Wisconsin 53202 (414) 298-1000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by the Registrant.

       If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)(3)(4)	Amount of Registration Fee (3)

Common Stock, par value $0.01 per share, and Subordinated Debt Securities	$150,000,000	$150,000,000	$19,005

(1)  The amount to be registered, the proposed maximum aggregate price per unit and the proposed maximum aggregate offering price for each class of securities to be registered have been omitted in accordance with General Instruction II.D. of Form S-3.
(2)  Includes such indeterminate amount of common stock and subordinated debt securities as may be periodically issued at indeterminate prices.
(3)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The maximum aggregate offering price of the securities to be registered will not exceed $150,000,000 or its equivalent, based on the applicable exchange rate at the time of sale, if subordinated debt securities are issued with principal amounts denominated in one or more foreign currencies or currency units.
(4)  Exclusive of accrued interest and dividends, if any.
____________________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Prospectus

Subject To Completion, June 18, 2004

[GRAPHIC]
$150,000,000

RC2 Corporation
Common Stock and Subordinated Debt Securities
____________________

We may sell from time to time for total proceeds of up to $150,000,000 any or all of the following securities:

•   shares of our common stock;
•   our subordinated debt securities; and
•   any combination of the foregoing securities.

Our common stock is listed on the Nasdaq National Market under the symbol "RCRC."

The securities described in this prospectus may be offered in amounts, at prices and on terms to be determined at the time of the offering. We will provide specific terms of the securities which we may offer in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest.

An investment in these securities involves risks. See "Risk Factors" beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by an applicable prospectus supplement.
____________________

_______________, 2004

TABLE OF CONTENTS

	Page		Page

Special Note Regarding Forward-Looking Statements	i	Description of Subordinated Debt Securities	9
About this Prospectus	ii	Plan of Distribution	15
RC2 Corporation	1	Indemnification of Directors and Officers	17
Risk Factors	2	Legal Matters	17
Use of Proceeds	8	Experts	17
Ratio of Earnings to Fixed Charges	8	Where You Can Find More
Description of Common Stock	8	Information about Us	18

You should only rely on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with any other information. We are offering to sell, and seeking offers to buy, the securities referred to in this prospectus and the prospectus supplement only in jurisdictions where offers and sales are permitted. You should assume that the information in this prospectus is accurate only as of the date of this prospectus and that any information in any accompanying prospectus supplement is accurate only as of the date of such accompanying prospectus supplement.

SPECIAL NOTE REGARDING
FORWARD-LOOKING STATEMENTS

This prospectus, an accompanying prospectus supplement and the documents that are incorporated by reference may contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as "may," "hope," "will," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "continue," "could," "future" or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Before you invest in the securities, you should be aware that the occurrence of the events described under the caption "Risk Factors" and elsewhere in this prospectus, an accompanying prospectus supplement and in the information incorporated by reference, could have an adverse effect on our business, results of operations and financial condition. The forward-looking statements contained or incorporated by reference in this prospectus or an accompanying prospectus supplement relate only to circumstances as of the date on which the statements are made.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to an aggregate total offering price of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement accompanying this prospectus that will contain specific information about the terms of that offering, which we refer to as the "prospectus supplement" in this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

ii

RC2 CORPORATION

We are a leading designer, producer and marketer of high quality, innovative collectibles and toys targeted at adult collectors and children, as measured by sales and brand recognition. Our diverse product offerings include: automotive, high performance and racing vehicle replicas; agricultural, construction and outdoor sports vehicle replicas; traditional children's toys; sports trading cards, apparel and souvenirs; and collectible figures. These products are sold under our market-focused brand names, including Racing Champions®, Ertl®, Ertl Collectibles®, Learning Curve®, American Muscle™, AMT®, W. Britain®, Press Pass®, Eden®, Feltkids®, JoyRide® and JoyRide Studios®. We support our brands and enhance the authenticity of our products by linking them with highly recognized licensed properties from high-profile companies such as John Deere, Harley-Davidson, HIT Entertainment, Lamaze, Case New Holland, Polaris, Honda, Caterpillar, Ford, General Motors, DaimlerChrysler, NASCAR, NHRA, Texaco, Universal Studios, Warner Brothers, DIC Entertainment, Discovery Channel and Microsoft. Our products are marketed through multiple channels of distribution, including chain retailers, specialty and hobby wholesalers and retailers, dealer networks for original equipment manufacturers such as the John Deere dealer network, corporate accounts for promotional purposes and direct to consumers. We sell through more than 25,000 retail outlets located in North America, Europe, Australia and Asia Pacific.

On June 4, 2004, we entered into a definitive agreement to acquire The First Years Inc. The First Years, based in Avon, Massachusetts, is an international developer and marketer of care and play products for infants and toddlers sold under the First Years® brand name and under various licenses, including Winnie the Pooh. The First Years' products are sold at toy, mass merchandising, drug and grocery chains, and at specialty retailers. The First Years' net sales for the twelve months ended March 31, 2004 were $138.9 million. The transaction is a cash merger and is subject to regulatory approvals, approval by the shareholders of The First Years and other customary closing conditions. The acquisition is expected to close in the third quarter of 2004. The merger agreement calls for RC2 to purchase all of The First Years' outstanding shares at a purchase price of $18.60 per share, which net of cash acquired, equates to a cash consideration of approximately $136.8 million. This amount excludes certain costs, including transaction fees and expenses.

On June 4, 2004 we entered into a definitive agreement to acquire Playing Mantis, Inc. The transaction was an asset purchase with an effective date of June 1, 2004, and was funded on June 7, 2004. Closing consideration consisted of $17.0 million of cash and 91,388 shares of our common stock. Playing Mantis, based in Mishawaka, Indiana, designs and markets collectible vehicle replicas under the Johnny Lightning® and Polar Lights® brands and collectible figures under the Memory Lane™ brand. Playing Mantis' products are primarily sold at mass merchandising, hobby, craft, drug and grocery chains. In 2003, Playing Mantis' net sales were $28.5 million. Additional cash consideration of up to $4.0 million may be earned in the transaction by Playing Mantis based on achieving net sales and margin targets for 2004 and net sales targets for 2005.

We are a Delaware corporation that was originally formed in April 1996 as a holding company to combine the domestic operations of a privately held Illinois corporation formed in 1989 and the foreign operations of four affiliated foreign corporations. We were originally named Collectible Champions, Inc. In 1997, we changed our name to Racing Champions Corporation before our initial public offering. In 2002, we changed our name to Racing Champions Ertl Corporation to reflect our integration of the business of The Ertl Company, Inc. In 2003, following our acquisition of Learning Curve International, Inc., we changed our name to RC2 Corporation.

Our principal executive offices are located at 1111 West 22nd Street, Suite 320, Oak Brook, Illinois 60523 and our telephone number is (630) 573-7200. We maintain our corporate web site at www.rc2corp.com. Information on our web site is not part of this prospectus.

RISK FACTORS

Before purchasing any of our securities offered by this prospectus or a prospectus supplement, you should carefully consider the following risk factors and the other information contained in or incorporated by reference into this prospectus.

Risks Related to Our Business

Our net sales and profitability depend on our ability to continue to conceive, design and market products that appeal to consumers.

The introduction of new products is critical in our industry and to our growth strategy. Our business depends on our ability to continue to conceive, design and market new products and upon continuing market acceptance of our product offerings. Rapidly changing consumer preferences and trends make it difficult to predict how long consumer demand for our existing products will continue or what new products will be successful. Our current products may not continue to be popular or new products we introduce may not achieve adequate consumer acceptance for us to recover development, manufacturing, marketing and other costs. A decline in consumer demand for our products, our failure to develop new products on a timely basis in anticipation of changing consumer preferences or the failure of our new products to achieve and sustain consumer acceptance could reduce our net sales and profitability.

Competition for licenses could increase our licensing costs or limit our ability to market products.

We market virtually all of our products under licenses from other parties. These licenses are generally limited in scope and duration and generally authorize the sale of specific licensed products on a nonexclusive basis. Our license agreements often require us to make minimum guaranteed royalty payments that may exceed the amount we are able to generate from actual sales of the licensed products. Any termination of our significant licenses, or any inability to develop and enter into new licenses, could limit our ability to market our products or develop new products and reduce our net sales and profitability. Competition for licenses could require us to pay licensors higher royalties and higher minimum guaranteed payments in order to obtain or retain attractive licenses, which could increase our expenses. In addition, licenses granted to other parties, whether or not exclusive, could limit our ability to market products, including products we currently market, which could cause our net sales and profitability to decline.

Competition in our markets could reduce our net sales and profitability.

We operate in highly competitive markets. We compete with several large domestic and foreign companies, such as Mattel, Inc. and Hasbro, Inc., with private label products sold by many of our retail customers and with other producers of vehicle replicas, toys and infant products. Many of our competitors have longer operating histories, greater brand recognition and greater financial, marketing and other resources than we have. In addition, we may face competition from new participants in our markets because the collectible and toy industries have limited barriers to entry. We experience price competition for our products, competition for shelf space at retailers and competition for licenses, all of which may increase in the future. If we cannot compete successfully in the future, our net sales and profitability will likely decline.

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We may experience difficulties in integrating strategic acquisitions.

As part of our growth strategy, we intend to pursue acquisitions that are consistent with our mission and enable us to leverage our competitive strengths. We acquired Learning Curve International, Inc. effective February 28, 2003 and Playing Mantis, Inc. effective June 1, 2004, and we recently entered into a definitive agreement to acquire The First Years Inc. The integration of other businesses and their operations into our operations involves a number of risks including:

•  the acquired business may experience losses which could adversely affect our profitability;
•  unanticipated costs relating to the integration of acquired businesses may increase our expenses;
•  possible failure to obtain any necessary consents to the transfer of licenses or other agreements of the acquired company;
•  possible failure to maintain customer, licensor and other relationships of the acquired company after the closing of the transaction;
•  difficulties in achieving planned cost-savings and synergies may increase our expenses or decrease our net sales;
•  diversion of management's attention could impair their ability to effectively manage our business operations; and
•  unanticipated management or operational problems or liabilities may adversely affect our profitability and financial condition.

Additionally, to finance our strategic acquisitions, we have borrowed funds under our credit facility and we may borrow additional funds to complete future acquisitions. This debt leverage could adversely affect our profit margins and limit our ability to capitalize on future business opportunities.

We depend on the continuing willingness of chain retailers to purchase and provide shelf space for our products.

In 2003, we sold 45.9% of our products to chain retailers. Our success depends upon the continuing willingness of these retailers to purchase and provide shelf space for our products. We do not have long-term contracts with our customers. In addition, our access to shelf space at retailers may be reduced by store closings, consolidation among these retailers and competition from other products. An adverse change in our relationship with or the financial viability of one or more of our customers could reduce our net sales and profitability.

We may not be able to collect outstanding accounts receivable from our major retail customers.

Many of our retail customers generally purchase large quantities of our products on credit, which may cause a concentration of accounts receivable among some of our largest customers. Our profitability may be harmed if one or more of our largest customers were unable or unwilling to pay these accounts receivable when due or demand credits or other concessions for products they are unable to sell. We only maintain credit insurance for certain of our major customers and the amount of this insurance generally does not cover the total amount of the accounts receivable. As of December 31, 2002 and 2003, our credit insurance covered approximately 15.6% and 10.6%, respectively, of our total gross accounts receivable. Insurance coverage for future sales is subject to reduction or cancellation.

3

We rely on a limited number of foreign suppliers in China to manufacture a majority of our products.

We rely on six third-party, dedicated suppliers in China to manufacture a majority of our products in eight factories, four of which are located in close proximity to each other in the Racing Industrial Zone manufacturing complex in China. Our China-based product sourcing accounted for approximately 82.5% of our total product purchases in 2003. The six third-party, dedicated suppliers who manufacture only our products accounted for approximately 64.0% of our China-based product purchases in 2003. We have only purchase orders and not long-term contracts with our foreign suppliers. Because we rely on these suppliers for flexible production and have integrated these suppliers with our development and engineering teams, if these suppliers do not continue to manufacture our products exclusively, our product sourcing would be adversely affected. Difficulties encountered by these suppliers such as a fire, accident, natural disaster or an outbreak of severe acute respiratory syndrome (SARS) at one or more of their facilities, could halt or disrupt production at the affected facilities, delay the completion of orders, cause the cancellation of orders, delay the introduction of new products or cause us to miss a selling season applicable to some of our products. Any of these risks could increase our expenses or reduce our net sales.

Increases in the cost of the raw materials used to manufacture our products could increase our cost of sales and reduce our gross margins.

Since our products are manufactured by third-party suppliers, we do not directly purchase the raw materials used to manufacture our products. However, the prices we pay our suppliers may increase if their raw materials, labor or other costs increase. We may not be able to pass along such price increases to our customers. As a result, increases in the cost of raw materials, labor or other costs associated with the manufacturing of our products could increase our cost of sales and reduce our gross margins.

Currency exchange rate fluctuations could increase our expenses.

Our net sales are primarily denominated in U.S. dollars, except for a small amount of net sales denominated in U.K. pounds, Australian dollars, Euros or Canadian dollars. Our purchases of finished goods from Chinese manufacturers are denominated in Hong Kong dollars. Expenses for these manufacturers are denominated in Chinese Renminbi. As a result, any material increase in the value of the Hong Kong dollar or the Renminbi relative to the U.S. dollar or the U.K. pound would increase our expenses and therefore could adversely affect our profitability. We are also subject to exchange rate risk relating to transfers of funds denominated in U.K. pounds, Australian dollars, Canadian dollars or Euros from our foreign subsidiaries to the United States. Historically, we have not hedged our foreign currency risk.

Because we rely on foreign suppliers and we sell products in foreign markets, we are susceptible to numerous international business risks that could increase our costs or disrupt the supply of our products.

Our international operations subject us to the following risks:

•  economic and political instability;
•  restrictive actions by foreign governments;
•  greater difficulty enforcing intellectual property rights and weaker laws protecting intellectual property rights;
•  changes in import duties or import or export restrictions;

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•  delays in shipping of product and unloading of product through West Coast ports as well as delays in rail/truck delivery to our  warehouse and/or a customer's warehouse;
•      complications in complying with the laws and policies of the United States affecting the importation of goods, including duties, quotas and taxes; and
•      complications in complying with trade and foreign tax laws.

Any of these risks could disrupt the supply of our products or increase our expenses. The costs of compliance with trade and foreign tax laws increases our expenses and actual or alleged violations of such laws could result in enforcement actions or financial penalties that could result in substantial costs.

Product liability, product recalls and other claims relating to the use of our products could increase our costs.

Because we sell collectibles and toys to consumers, we face product liability risks relating to the use of our products. We also must comply with a variety of product safety and product testing regulations. If we fail to comply with these regulations or if we face product liability claims, we may be subject to damage awards or settlement costs that exceed our insurance coverage and we may incur significant costs in complying with recall requirements. In addition, substantially all of our licenses give the licensor the right to terminate if any products marketed under the license are subject to a product liability claim, recall or similar violations of product safety regulations or if we breach covenants relating to the safety of the products or their compliance with product safety regulations. A termination of a license could adversely affect our net sales. Even if a product liability claim is without merit, the claim could harm our reputation and divert management's attention and resources from our business.

Trademark infringement or other intellectual property claims relating to our products could increase our costs.

Our industry is characterized by frequent litigation regarding trademark and patent infringement and other intellectual property rights. We are and have been a defendant in trademark and patent infringement claims and claims of breach of license from time to time, and we may continue to be subject to such claims in the future. The defense of intellectual property litigation is both costly and disruptive of the time and resources of our management even if the claim is without merit. We also may be required to pay substantial damages or settlement costs to resolve intellectual property litigation.

Our debt covenants may limit our ability to complete acquisitions, incur debt, make investments, sell assets, merge or complete other significant transactions.

Our credit agreement includes provisions that place limitations on a number of our activities, including our ability to:

•   incur additional debt;
•   create liens on our assets or make guarantees;
•   make certain investments or loans;
•   pay dividends; or
•   dispose of or sell assets or enter into a merger or similar transaction.

These debt covenants could restrict our ability to pursue opportunities to expand our business operations.

5

Sales of our products are seasonal, which causes our operating results to vary from quarter to quarter.

Sales of our products are seasonal. Historically, our net sales and profitability have peaked in the third quarter due to the holiday season buying patterns. Seasonal variations in operating results may cause us to increase our debt levels and interest expense in the second and third quarters and may tend to depress our stock price during the first and second quarters.

Risks Related to Our Common Stock

The trading price of our common stock has been volatile and investors in our common stock may experience substantial losses.

The trading price of our common stock has been volatile and may continue to be volatile in the future. The trading price of our common stock could decline or fluctuate in response to a variety of factors, including:

•  our failure to meet the performance estimates of securities analysts;
•  changes in financial estimates of our net sales and operating results or buy/sell recommendations by securities analysts;
•  the timing of announcements by us or our competitors concerning significant product developments, acquisitions of  financial performance;
•  fluctuation in our quarterly operating results;
•  substantial sales of our common stock;
•  general stock market conditions; or
•  other economic or external factors.

We may face future securities class action lawsuits that could require us to pay damages or settlement costs and otherwise harm our business.

A securities class action lawsuit was filed against us in 2000 following a decline in the trading price of our common stock from $17.00 per share on June 21, 1999 to $6.50 per share on June 28, 1999. We settled this lawsuit in 2002 with a $1.8 million payment, covered by insurance, after incurring legal costs of $1.0 million that were not covered by insurance. Future volatility in the price of our common stock may result in additional securities class action lawsuits against us, which may require that we pay substantial damages or settlement costs in excess of our insurance coverage and incur substantial legal costs, and which may divert management's attention and resources from our business.

A limited number of our shareholders can exert significant influence over us.

As of March 2, 2004, our executive officers and directors collectively beneficially owned 18.9% of the outstanding shares of our common stock. This share ownership would permit these stockholders, if they chose to act together, to exert significant influence over the outcome of stockholder votes, including votes concerning the election of directors, by-law amendments, possible mergers, corporate control contests and other significant corporate transactions.

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Various restrictions in our charter documents, Delaware law and our credit agreement could prevent or delay a change of control of us which is not supported by our board of directors.

We are subject to a number of provisions in our charter documents, Delaware law and our credit agreement that may discourage, delay or prevent a merger, acquisition or change of control that a stockholder may consider favorable. These anti-takeover provisions include:

•  advance notice procedures for nominations of candidates for election as directors and for stockholder proposals to be considered at stockholders' meetings;
•  covenants in our credit agreement restricting mergers, asset sales and similar transactions and a provision in our credit agreement that triggers an event of default upon the acquisition by a person or group of persons of beneficial ownership of 33-1/3% or more of our outstanding common stock; and
•  the Delaware anti-takeover statute contained in Section 203 of the Delaware General Corporation Law.

Section 203 of the Delaware General Corporation Law prohibits a merger, consolidation, asset sale or other similar business combination between RC2 and any stockholder of 15% or more of our voting stock for a period of three years after the stockholder acquires 15% or more of our voting stock, unless (1) the transaction is approved by our Board of Directors before the stockholder acquires 15% or more of our voting stock, (2) upon completion of the transaction the stockholder owns at least 85% of our voting stock outstanding at the commencement of the transaction or (3) the transaction is approved by our board of directors and the holders of 66-2/3% of our voting stock excluding shares of our voting stock owned by the stockholder.

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USE OF PROCEEDS

Except as we may otherwise set forth in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including, but not limited to, repayment or refinancing of borrowings, working capital, capital expenditures and acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. For the purpose of calculating the ratio of earnings to fixed charges, "earnings" represent income before provision for income taxes plus fixed charges. "Fixed charges" consist of interest on debt, amortization of debt issuance costs and direct financing fees.

	For the Fiscal Year Ended December, 31, 1999	For the Fiscal Year Ended December, 31, 2000	For the Fiscal Year Ended December, 31, 2001	For the Fiscal Year Ended December 31, 2002	For the Fiscal Year Ended December, 31, 2003	For the Three Months Ended March 31, 2004

Ratio of Earnings to Fixed Charges	1.2x	1.9x	4.8x	20.0x	15.7x	6.4x

DESCRIPTION OF COMMON STOCK

If we offer shares of our common stock, the prospectus supplement will set forth the number of shares offered, the public offering price, information regarding our dividend history and common stock prices as reflected on the Nasdaq National Market or other exchange on which the common stock is then listed, including a recent reported last sale price of the common stock.

Our authorized common stock consists of 28,000,000 shares of common stock, par value $0.01 per share. At June 16, 2004, we had 17,625,963 shares of our common stock outstanding and held of record by 147 stockholders. In addition, at June 16, 2004, options to purchase an aggregate of 1,721,798 shares of our common stock were outstanding.

All shares of our common stock currently outstanding are, and the shares of common stock offered by this prospectus will, when issued, be validly issued and fully paid and nonassessable, not subject to redemption and without preemptive or other rights to subscribe for or purchase any proportionate part of any new or additional issues of stock of any class or of securities convertible into stock of any class.

The following description of our common stock and certain provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws are summaries and are not complete. You should carefully review the provisions of our certificate of incorporation and by-laws and appropriate provisions of the Delaware General Corporation Law.

Voting

Holders of our common stock are entitled to one vote per share and vote together as a single class, except where a separate class vote is required under Delaware law.

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Dividends

We have not paid any cash dividends on our common stock.  We intend to retain any earnings for use in operations, to repay indebtedness, and for expansion of our business, and therefore, do not anticipate paying any cash dividends in the foreseeable future.  Our credit agreement prohibits us from declaring or paying any dividends on any class or series of our caital stock.  This prohibition will apply as long as any credit is available or outstanding under the credit agreement that currently has a maturity date of April 30, 2006.  In addition, any indentures for debt securities issued in the future and any other credit agreements entered into in the future may restrict or prohibit the payment of cash dividends.

Certain Statutory Provisions

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 of the Delaware General Corporation Law prohibits a merger, consolidation, asset sale or other similar business combination between RC2 and any stockholder of 15% or more of our voting stock for a period of three years after the stockholder acquires 15% or more of our voting stock, unless (1) the transaction is approved by our Board of Directors before the stockholder acquires 15% or more of our voting stock, (2) upon completion of the transaction the stockholder owns at least 85% of our voting stock outstanding at the commencement of the transaction or (3) the transaction is approved by our board of directors and the holders of 66-2/3% of our voting stock excluding shares of our voting stock owned by the stockholder.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

We may offer subordinated debt securities (the "debt securities") under this prospectus, any of which may be issued as convertible or exchangeable debt securities. The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. We will set forth the particular terms of the debt securities we may offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

The debt securities will represent our unsecured subordinated obligations, unless otherwise provided in the prospectus supplement.  Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments.

Our ability to service our indebtedness, including the debt securities, is dependent primarily upon the receipt of funds from our subsidiaries. The payment of dividends or the making of loans and advances to us by our subsidiaries are subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Further, any right we may have to receive assets of any of our subsidiaries upon liquidation or recapitalization of any such subsidiaries (and the consequent right of the holders of debt securities to participate in those assets) will be subject to the claims of our subsidiaries' creditors. Even in the event that we are recognized as a creditor of a subsidiary, our claims would still be subject to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to our claim.

The debt securities will be issued under an indenture that will be entered into with a trustee. The indenture will be subject to, and governed by, the Trust Indenture Act of 1939.

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Except to the extent set forth in a prospectus supplement, the indenture will not contain any covenants or restrictions that afford holders of the debt securities special protection in the event of a change of control or highly leveraged transaction.

The following is a summary of certain provisions of the debt securities that may be issued under the indenture, and is not complete. A description of such debt securities shall be contained in a prospectus supplement. You should carefully read the provisions of particular debt securities we may issue and the indenture under which the debt securities are issued, including the definitions in those documents of certain terms and of those terms made a part of those documents by the Trust Indenture Act.

General

The indenture will not limit the aggregate principal amount of debt securities which may be issued under it and provides that debt securities may be issued in one or more series, in such form or forms, with such terms and up to the aggregate principal amount that we may authorize from time to time. The particular terms of the debt securities offered pursuant to any prospectus supplement will be described in the prospectus supplement. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series.

Unless otherwise provided in the prospectus supplement, debt securities may be presented for registration of transfer and exchange and for payment or, if applicable, for conversion or exchange at the office of the trustee.

At our option, the payment of interest may also be made by check mailed to the address of the person entitled to such payment as it appears in the debt security register.

The applicable prospectus supplement will describe the following terms of any debt securities in respect of which this prospectus is being delivered (to the extent applicable to the debt securities):

•  the title of the debt securities of the series, and the specific subordination provisions applicable thereto;

•  the total principal amount of the debt securities of the series and any limit on the total principal amount;

•  the price (expressed as a percentage of the principal amount of the debt securities) at which we will issue the debt securities of the series;

•  the terms, if any, by which holders may convert or exchange the debt securities of the series into or for our common stock or other property;

•  if the debt securities of the series are convertible or exchangeable, any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

•  the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities of the series and the amount of principal we will be obligated to pay;

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•  the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

•  the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities of the series, the dates on which we will be obligated to pay any such interest, the regular record dates if any, for the interest payments, or the method by which the dates shall be determined, the persons to whom we will be obligated to pay interest, and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

•  the place or places where the principal of, and any premium, make-whole amount, interest or other amounts payable (if any) on, the debt securities of the series will be payable, where the holders of the debt securities may surrender debt securities for conversion, transfer or exchange, and where notices or demands to or upon us in respect of the debt securities and the indenture may be served;

•  any provisions relating to the issuance of the debt securities at an original issue discount;

•  the period or periods during which, the price or prices (including any premium or make-whole amount) at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities of the series, at our option, if we have such an option;

•  any obligation of ours to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities, and the terms and conditions upon which we will redeem, repay or purchase all or a portion of the debt securities of the series pursuant to that obligation;

•  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities shall be issuable;

•  if the principal amount payable on any maturity date will not be determinable on any one or more dates prior to the maturity date, the amount which will be deemed to be the principal amount as of any date for any purpose, including the principal amount which will be due and payable upon any maturity other than the maturity date, or the manner of determining that amount;

•  any events of default in lieu of or in addition to those described in this prospectus and remedies relating to such events of default;

•  if other than the trustee, the identity of each security registrar or paying agent for debt securities of the series;

•  the currency or currencies in which we will sell the debt securities and in which principal of, and any premium, make-whole amount, or interest or other amounts payable (if any) on, the debt securities of the series will be denominated and payable;

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•   whether the amount of payment of principal of, and any premium, make-whole amount, or interest or other amounts payable (if any) on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

•  whether the principal of, and any premium, make-whole amount, interest or other amounts payable (if any) on, the debt securities of the series are to be payable, at our election or at the election of the holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

•  any applicable U.S. federal income tax consequences, including whether and under what circumstances we will pay any additional amounts as contemplated in the applicable supplemental indenture on the debt securities to any holder who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay additional amounts, whether we will have the option, and on what terms to redeem the debt securities instead of paying the additional amounts;

•  if receipt of certain certificates or other documents or satisfaction of other conditions will be necessary for any purpose, including, without limitation, as a condition to the issuance of the debt securities in definitive form (whether upon original issue or upon exchange of a temporary debt security), the form and terms of such certificates, documents or conditions;

•  any other covenant or warranty included for the benefit of the debt securities of the series;

•  whether the debt securities will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such a global security and the circumstances under which any global security may be exchanged for debt securities registered in the name of, and under which any transfer of such global security may be registered in the name of, any person other than the depositary;

•  whether the debt securities are defeasible;

•  any proposed listing of the debt securities of the series on any securities exchange; and

•  any other specific terms of the debt securities.

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Unless otherwise indicated in the prospectus supplement relating to the debt securities, principal of and any premium or interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at the office of the trustee at its principal executive offices. However, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register. Any payment of principal and any premium or interest required to be made on an interest payment date, redemption date or at maturity which is not a business day need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the applicable date, and no interest shall accrue for the period from and after such date.

Unless otherwise indicated in the prospectus supplement relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Debt securities may be issued under the indenture as Original Issue Discount Securities (as defined below). Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to such securities. "Original Issue Discount Security" generally means any debt security that (i) is issued at a price lower than its principal amount (subject to a de minimus exception), (ii) does not require the payment of interest in cash or property (other than debt instruments of the issuer) at least annually throughout the term of the debt security or (iii) is issuable in exchange for property (including other debt instruments) and does not provide for adequate stated interest.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

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Modification of the Indenture

We and the trustee may modify the indenture with respect to the debt securities of any series, with or without the consent of the holders of debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Defaults and Notice

The debt securities will contain events of default to be specified in the applicable prospectus supplement, including, without limitation:

•  failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

•  failure to make a payment of any interest on any debt security of such series when due;

•  our failure to perform or observe any other covenants or agreements in the indenture or in the debt securities of such series;

•  certain events of bankruptcy, insolvency or reorganization of us; and

•  certain cross defaults.

If an event of default with respect to debt securities of any series shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately.

The indenture provides that the trustee will, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium or make-whole amount, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series.

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The indenture contains a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions, including that the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due, to require conversion or exchange of debt securities if the indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights.

Concerning the Trustee

The prospectus supplement with respect to particular debt securities will describe any relationship that we may have with the trustee for such debt securities.

Reports to Holders of Debt Securities

We intend to furnish to holders of debt securities all quarterly and annual reports that we furnish to holders of our common stock.

PLAN OF DISTRIBUTION

We may sell securities on a negotiated or competitive bid basis to or through one or more underwriters or dealers. We may also sell securities directly to institutional investors or other purchasers or through agents. Any underwriter, dealer or agent involved in the offer and sale of securities, and any applicable commissions, discounts and other items constituting compensation to such underwriters, dealers or agents, will be set forth in the prospectus supplement.

We may effect distribution of securities from time to time in one or more transactions at a fixed price or prices (which may be changed) or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Unless otherwise indicated in a prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

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We or our agents may solicit offers to purchase securities from time to time. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

The underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market. No assurance can be given as to the liquidity of the trading market for any such securities.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offerings (i.e., if they sell more securities than are set forth on the cover page of the

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prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, the representatives of any underwriters may determine not to engage in such transactions or that such transactions, once commenced, may be discontinued without notice.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are entitled to statutory rights to be indemnified by us against litigation-related liabilities and expenses if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful, except if a director or officer is determined by a court to be liable to us in a derivative action, then the director or officer is not entitled to be indemnified unless the court in which such action was brought determines in view of all of the circumstances of the case that the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Our By-Laws provide for mandatory indemnification of our directors and officers to the full extent of these statutory rights. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, the indemnification provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Reinhart Boerner Van Deuren s.c., Milwaukee, Wisconsin.
EXPERTS

The consolidated financial statements and schedules of RC2 Corporation and subsidiaries as of and for the years ended December 31, 2002 and 2003, have been incorporated by reference herein and in the registration statement in reliance on the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the 2003 consolidated financial statements refers to the audit by KPMG LLP of the disclosures added to revise the 2001 consolidated financial statements, as more fully described in note 3 to the consolidated financial statements. However, KPMG LLP was not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such disclosures.

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The consolidated financial statements and schedules of RC2 Corporation and its subsidiaries for the year ended December 31, 2001, incorporated by reference in this prospectus and in the registration statement, were audited by Arthur Andersen LLP, independent certified public accountants, as stated in their reports. We incorporated by reference copies of reports previously issued by Arthur Andersen LLP which were not re-issued by Arthur Andersen LLP. In those reports, that firm states that with respect to certain subsidiaries its opinion is based on the reports of other independent auditors, namely Ernst & Young LLP. The financial statements and schedules referred to above have been included in this prospectus in reliance upon the authority of those firms as experts in accounting and auditing.

On June 18, 2002, we dismissed Arthur Andersen LLP as our independent public accountants and on June 20, 2002, we appointed KPMG LLP as our new independent public accountants. After reasonable efforts, we have been unable to obtain the consent of Arthur Andersen LLP to the incorporation by reference in this prospectus of its report with respect to our consolidated financial statements. Under these circumstances, Rule 437a under the Securities Act permits the registration statement on Form S-3 of which this prospectus is a part to be filed without a written consent from Arthur Andersen LLP. The absence of a consent from Arthur Andersen LLP may limit claims against Arthur Andersen LLP under Section 11(a) of the Securities Act for any untrue statement of a material fact contained in our consolidated financial statements for the year ended December 31, 2001 or any omissions to state a material fact required to be stated in those financial statements. We believe, however, that other persons who may be liable under Section 11(a) of the Securities Act, including our officers and directors, may still rely on Arthur Andersen LLP's reports as being made by an expert under the due diligence defense provision of Section 11(b) of the Securities Act. In addition, even if a claim is successfully asserted against Arthur Andersen LLP, Arthur Andersen LLP may not have sufficient assets to satisfy any claims (including claims arising from Arthur Andersen LLP's provision of auditing and other services to us).

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed a Registration Statement on Form S-3 to register with the Securities and Exchange Commission the securities. This prospectus is a part of that registration statement. This prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. For further information about us and the securities, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that we have filed. You may inspect and copy the registration statement, including exhibits, at the public reference room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549. You can also obtain copies of this material at prescribed rates by mail by writing to the SEC, Attention: Public Records Branch, 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference room. In addition, the Securities and Exchange Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any such reports, statements or other information at the Securities and Exchange Commission's public reference room in Washington, D.C. Our filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

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The Securities and Exchange Commission allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information that we incorporate by reference is deemed to be part of this prospectus, except for any information superseded or modified by information in this prospectus or in any other subsequently filed document which is or is deemed to be incorporated by reference into this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about us and our finances.

Our SEC Filings	Period or Filing Date

Annual Report on Form 10-K	Year ended December 31, 2003
Quarterly Report on Form 10-Q	Fiscal Quarter ended March 31, 2004
Description of our common stock set forth in our Registration Statement on Form 8-A	June 2, 1997

We also are incorporating by reference all additional documents that we will file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of the offering. The information contained in these additional documents will automatically update and supercede information contained or incorporated by reference into this prospectus.

Documents which we incorporate by reference are available to each person, including any beneficial owner, to whom a prospectus is delivered from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit into this prospectus. You may obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at our principal executive offices as follows:

RC2 Corporation
1111 West 22nd Street, Suite 320
Oak Brook, IL 60523
Attention: Secretary
(630) 573-7200

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the securities being registered:

Item	Amount

SEC registration fee	$19,005
Printing expenses	50,000
Legal fees and expenses	150,000
Accounting fees and expenses	30,000
Trustee fees and expenses	50,000
Miscellaneous expenses	50,000

Total	$349,005

__________

The expenses listed above assume that all of the securities registered by this registration statement will be issued in one transaction. If we issue the securities in more than one transaction, the expenses listed above may increase.

The expenses listed above, except for the SEC filing fee, are in each case estimated.

Item 15.   Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of RC2 Corporation (the "Company"), the Amended and Restated By-Laws of the Company (the "By-Laws") and the Delaware General Corporation Law ("DGCL"). This description is qualified in its entirety by reference to the Certificate of Incorporation, the By-Laws and the DGCL.

The Certificate of Incorporation provides that, to the full extent provided by law, a director will not be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director. The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of section 174 of the DGCL or (iv) with respect to any transaction from which the director derived an improper personal benefit.

Under section 145 of the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect

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to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. With respect to actions by or in the right of the corporation as a derivative action, section 145 of the DGCL provides that a corporation may indemnify directors, officers and other persons as described above, except if such person has been adjudged to be liable to the corporation, unless the court in which such action or suit was brought determines in view of all of the circumstances of the case that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.Article V of the By-Laws provides for the mandatory indemnification of directors, officers, employees or agents of the Company to the full extent permitted by the DGCL. The By-Laws also contain a nonexclusivity clause which provides in substance that the indemnification rights under the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement with the Company, any By-Law or otherwise.

Section 145 of the DGCL permits and Article V of the By-Laws authorizes the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not the Company would have the power to indemnify such director, officer, employee or agent against such liability under the applicable provisions of the DGCL, the Certificate of Incorporation or the By-Laws.

The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item 16.   Exhibits.

The following exhibits are filed as part of this Registration Statement.

Exhibit
Number       Description

1.1           Form of Underwriting Agreement. *
4.1           Form of Indenture. **
5              Opinion of Reinhart Boerner Van Deuren s.c. **
12            Statement Regarding Computation of Ratio of Earnings to Fixed Charges
23.1         Consent of KPMG LLP.
23.2         Consent of Ernst & Young LLP.
23.3         Information regarding Arthur Andersen LLP.
23.4         Consent of Reinhart Boerner Van Deuren s.c. (included in its opinion filed as Exhibit 5 hereto). **
24            Power of Attorney (included as part of the signature page hereof).
25.1         Statement of Eligibility of Trustee on Form T-1 for the indenture filed as Exhibit 4.1 to this registration statement. *
__________

*        To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K.
**  To be subsequently filed by amendment.

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Item 17.  Undertakings.

                    (a)  The undersigned registrant hereby undertakes:

               (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                          (i)   to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

    (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes that:

           (1)   For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

            (2)   For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois on the 18th day of June, 2004.

RC2 CORPORATION

By:	/s/ Curtis W. Stoelting

Curtis W. Stoelting, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Curtis W. Stoelting and Jody L. Taylor, and each of them individually, his or her true and lawful attorney-in-fact, with power to act with or without the other and with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments or any abbreviated Registration Statement, and any amendments thereto, filed pursuant to Rule 462(b) under the Securities Act of 1933) to the Registration Statement and file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert E. Dods	Chairman of the Board and Director	June 18, 2004
Robert E. Dods
/s/ Boyd L. Meyer	Vice Chairman of the Board and Director	June 18, 2004
Boyd L. Meyer
/s/ Peter K.K. Chung	Director	June 18, 2004
Peter K.K. Chung
/s/ Curtis W. Stoelting	Chief Executive Officer and Director (Principal Executive Officer)	June 18, 2004
Curtis W. Stoelting
/s/ John S. Bakalar	Director	June 18, 2004
John S. Bakalar

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/s/ John J. Vosicky	Director	June 18, 2004
John J. Vosicky
/s/ Paul E. Purcell	Director	June 18, 2004
Paul E. Purcell
/s/ Daniel M. Wright	Director	June 18, 2004
Daniel M. Wright
/s/ Richard E. Rothkopf	Director	June 18, 2004
Richard E. Rothkopf
/s/ Michael J. Merriman, Jr.	Director	June 18, 2004
Michael J. Merriman, Jr.
/s/ Jody L. Taylor	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	June 18, 2004
Jody L. Taylor

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